POWER OF ATTORNEY

I, Richard C. Wright, do hereby designate Steve Filton to act as my lawful attorney-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Services, Inc. Class B Common Stock.
Such necessary forms shall consist of Form 4, Statement of Changes in Beneficial Ownership and Form 5, Annual Statement of Changes in Beneficial Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.

/s/ Richard C. Wright

Signed and dated on this 9th day of February 2001.
I, Steve Filton, hereby affirm that I am the person named herein as attorney-in-fact and that the signature affixed hereto is my signature.
/s/ Steve Filton

Signed and dated on this 9th day of February 2001.

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF MONTGOMERY

On this 9th day of February, in the year 2001, before me, Celeste A. Kuch, personally appeared Richard C. Wright and Steve Filton, both personally known to me and both have executed this document in my presence.
/s/ Celeste A. Kuch (SEAL)
Signature of Notary Public